THE INFORMATION IN THIS PRICING SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT DELIVER THESE SECURITIES UNTIL A FINAL PRICING SUPPLEMENT IS DELIVERED. THIS PRICING SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


          Subject to Completion, Pricing Supplement dated May 8, 2002

PROSPECTUS Dated January 24, 2001                   Pricing Supplement No. 74 to
PROSPECTUS SUPPLEMENT                       Registration Statement No. 333-47576
Dated January 24, 2001                                  Dated             , 2002
                                                                 Rule 424(b)(3)

                                   $

                        Morgan Stanley Dean Witter & Co.
                          MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes

                              --------------------

                        10% SPARQS due November 30, 2003
                          Mandatorily Exchangeable for
                Shares of Common Stock of QUALCOMM INCORPORATED

      Stock Participation Accreting Redemption Quarterly-pay SecuritiesSM
                                  ("SPARQSSM")

The SPARQS will pay 10% interest per year but do not guarantee any return of principal at maturity. Instead, the SPARQS will pay at maturity a number of shares of Qualcomm common stock, subject to our right to call the SPARQS for cash at any time beginning May , 2003.

o    The principal amount and issue price of each SPARQS is $        , which is
     equal to the closing price of Qualcomm common stock on the day we offer the SPARQS for initial sale to the public.

o    We will pay 10% interest (equivalent to $       per year) on the $
     principal amount of each SPARQS. Interest will be paid quarterly, beginning August 30, 2002.

o At maturity, unless we have called the SPARQS for the cash call price, you will receive one share of Qualcomm common stock in exchange for each SPARQS, subject to adjustment for certain corporate events relating to Qualcomm Incorporated.

o    Beginning May   , 2003, we have the right to call all of the SPARQS at any time and pay to you the cash call price, which will be calculated based on the call date. The call price will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the
     call date, gives you a yield to call of   % per annum on the issue price of
     each SPARQS from and including the date of issuance to but excluding the call date. The calculation of the call price for any call date takes into account the time value of all of the payments made per SPARQS from the date of issuance to and including the applicable call date.

o If we decide to call the SPARQS, we will give you notice at least 10 but not more than 30 days before the call date specified in the notice. You will not have the right to exchange your SPARQS for Qualcomm common stock prior to maturity.

o Investing in SPARQS is not equivalent to investing in Qualcomm common stock.

o Qualcomm Incorporated is not involved in this offering of SPARQS in any way and will have no obligation of any kind with respect to the SPARQS.

o We will apply to list the SPARQS to trade under the proposed symbol "MQC" on the American Stock Exchange LLC.

You should read the more detailed description of the SPARQS in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of SPARQS."

The SPARQS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-6.

                              --------------------

                            PRICE $      PER SPARQS

                              --------------------


                               Price to          Agent's         Proceeds to
                               Public(1)       Commissions        Company(1)
                            --------------  -----------------  ----------------
Per SPARQS.................        $                $                 $
Total......................        $                $                 $

---------
(1)  Plus accrued interest, if any, from the original issue date.

If you purchase at least 100,000 SPARQS in any single transaction and you comply with the holding period requirement described under "Supplemental Information Concerning Plan of Distribution" in this pricing supplement, the
price will be $      per SPARQS (    % of the issue price). In that case, the
Agent's commissions will be $         per SPARQS.

                                 MORGAN STANLEY

                      (This page intentionally left blank)

-------------------------------------------------------------------------------

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the SPARQS we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The SPARQS offered are medium-term debt securities of Morgan Stanley Dean Witter & Co. The return on the SPARQS at maturity is linked to the performance of the common stock of Qualcomm Incorporated, which we refer to as Qualcomm Stock. The SPARQS also provide fixed quarterly payments at an annual rate of
10% based on the principal amount of each SPARQS. Unlike ordinary debt securities, SPARQS do not guarantee the return of principal at maturity.
Instead the SPARQS pay a number of shares of Qualcomm Stock at maturity,
subject to our right to call the SPARQS for cash at any time on or after May   ,
2003. The payment you will receive in the event that we exercise our call right will depend upon the call date and will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call
date, gives you a yield to call of    % per annum on the issue price of the
SPARQS from and including the date of issuance to but excluding the call date. The calculation of the call price for any call date takes into account the time value of all of the payments made per SPARQS from the date of issuance to and including the applicable call date.

     "Stock Participation Accreting Redemption Quarterly-pay Securities" and "SPARQS" are our service marks.


Each SPARQS                   We, Morgan Stanley Dean Witter & Co., are
costs $                       offering 10% Stock Participation Accreting
                              Redemption Quarterly-pay Securities(SM) due
                              November 30, 2003, Mandatorily Exchangeable for
                              Shares of Common Stock of Qualcomm Incorporated,
                              which we refer to as the SPARQS(SM). The
                              principal amount and issue price of each SPARQS
                              is $         , which is equal to the closing price
                              of Qualcomm Stock on the day we offer the SPARQS for initial sale to the public.

No guaranteed                 Unlike ordinary debt securities, the SPARQS do
return of principal           not guarantee any return of principal at
                              maturity. Instead the SPARQS will pay an amount of Qualcomm Stock at maturity, subject to our prior call of the SPARQS for the applicable call price in cash. Investing in SPARQS is not equivalent to investing in Qualcomm Stock.


10% interest on the           We will pay interest on the SPARQS, at the rate
principal amount              of 10% of the principal amount per year,
                              quarterly on each February 28, May 30, August 30 and November 30, beginning August 30, 2002. The interest rate we pay on the SPARQS is more than the current dividend rate on Qualcomm Stock. The
                              SPARQS will mature on November 30, 2003. If we call the SPARQS, we will pay accrued but unpaid interest on the SPARQS to but excluding the applicable call date.

Payout at maturity            At maturity, if we have not called the SPARQS, we
                              will deliver to you a number of shares of
                              Qualcomm Stock equal to the exchange ratio for
                              each $        principal amount of SPARQS you hold.
                              The initial exchange ratio is one share of Qualcomm Stock per SPARQS, subject to adjustment for certain corporate events relating to Qualcomm
                              Incorporated, which we refer to as Qualcomm. You do not have the right to exchange your SPARQS for Qualcomm Stock prior to maturity.

                              You can review the historical prices of Qualcomm Stock in the section of this pricing supplement called "Description of SPARQS--Historical Information."

                              If a market disruption event occurs on November 20, 2003, the maturity date of the SPARQS may be postponed. See the section of this pricing supplement called "Description of SPARQS-- Maturity Date."

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

Your return on the            The return investors realize on the SPARQS may be
SPARQS may be                 limited by our call right. We have the right to
limited by our call right     call all of the SPARQS at any time beginning May
                                  , 2003, including at maturity, for the cash
                              call price, which will be calculated based on the
                              call date. The call price will be an amount of
                              cash per SPARQS that, together with all of the
                              interest paid on the SPARQS to and including the
                              call date, gives you a yield to call of    % per
                              annum on the issue price of each SPARQS from and including the date of issuance to but excluding the call date.

                              You should not expect to obtain a total yield
                              (including interest payments) of more than    %
                              per annum on the issue price of the SPARQS to the date we exercise our call right. If we call the SPARQS, you will receive the cash call price and not Qualcomm Stock or an amount based upon the market price of Qualcomm Stock.

                              The yield to call, and the call price for a
                              particular call date that the yield to call
                              implies, takes into account the time value of any periodic payments that are made on a given investment. That is, in the case of the SPARQS, the yield to call assumes that an investor in the SPARQS earns the yield to call rate on a particular cash flow on the SPARQS, such as an interest payment or the payment of the call price on a particular call date, from the date of issuance of the SPARQS to but excluding the date of the applicable payment. As a result, the call price for any call date is an amount per SPARQS such that the present value of all of the payments made on the SPARQS to and including the applicable call date (i.e., including the call price and all of the interest payments), when discounted to the date of issuance from the payment date of those cash flows at the yield to
                              call rate of    % per annum, equals the issue
                              price of the SPARQS.

                              If we call the SPARQS, we will do the following:

                              o    send a notice announcing that we have
                                   decided to call the SPARQS;

                              o specify in the notice a call date when you will receive payment in exchange for delivering your SPARQS to the trustee; that call date will not be less than 10 nor more than 30 days after the date of the notice; and

                              o specify in the notice the cash call price that we will pay to you in exchange for each SPARQS.

                              If we were to call the SPARQS on May   , 2003,
                              which is the earliest day on which we may call the SPARQS, the total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call date, would be
                              $       per SPARQS. If we were to call the SPARQS
                              on the maturity date, the total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call date (which is the same date that would have otherwise
                              been the maturity date), would be $          per
                              SPARQS.

The yield to call on the      The yield to call on the SPARQS is    %, which
SPARQS is    %                means that the annualized rate of return that you
                              will receive on the issue price of the SPARQS if
                              we call the SPARQS will be    %. The calculation
                              of the yield to call takes into account the issue
                              price of the SPARQS, the time to the call date,
                              and the amount and timing of interest payments on
                              the SPARQS, as well as the call price. If we call
                              the SPARQS on any particular call date, the call
                              price will be an amount so that the yield to call
                              on the SPARQS to but excluding the call date will
                              be    % per annum.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

MS & Co. will be the          We have appointed our affiliate, Morgan Stanley &
calculation agent             Co. Incorporated, which we refer to as MS & Co.,
                              to act as calculation agent for JPMorgan Chase
                              Bank (formerly known as The Chase Manhattan
                              Bank), the trustee for our senior notes. As calculation agent, MS & Co. will determine the call price that you will receive if we call the SPARQS. As calculation agent, MS & Co. will also adjust the exchange ratio for certain corporate events that could affect the price of Qualcomm
                              Stock and that we describe in the section of this pricing supplement called "Description of
                              SPARQS--Antidilution Adjustments."

No affiliation with           Qualcomm is not an affiliate of ours and is not
Qualcomm                      involved with this offering in any way. The
                              obligations represented by the SPARQS are obligations of Morgan Stanley Dean Witter & Co.
                              and not of Qualcomm.

Where you can find more       The SPARQS are senior notes issued as part of our
information on the SPARQS     Series C medium-term note program. You can find a
                              general description of our Series C medium-term note program in the accompanying prospectus supplement dated January 24, 2001. We describe the basic features of this type of note in the sections called "Description of Notes--Fixed Rate
                              Notes" and "--Exchangeable Notes."

                              For a detailed description of the terms of the SPARQS, including the specific mechanics for exercise of our call right, you should read the "Description of SPARQS" section in this pricing supplement. You should also read about some of the risks involved in investing in SPARQS in the section called "Risk Factors." The tax and accounting treatment of investments in equity-linked notes such as the SPARQS may differ from that of investments in ordinary debt securities or common stock. We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the SPARQS.

How to reach us               You may contact your local Morgan Stanley branch
                              office or our principal executive offices at 1585
                              Broadway, New York, New York 10036 (telephone number (212) 761-4000).

-------------------------------------------------------------------------------

                                  RISK FACTORS

     The SPARQS are not secured debt and are riskier than ordinary debt securities. Because the return to investors is linked to the performance of Qualcomm Stock, there is no guaranteed return of principal. Investing in SPARQS is not equivalent to investing directly in Qualcomm Stock. In addition, you do not have the right to exchange your SPARQS for Qualcomm Stock prior to maturity. The return investors realize on the SPARQS may be limited by our call right. This section describes the most significant risks relating to the SPARQS. You should carefully consider whether the SPARQS are suited to your particular circumstances before you decide to purchase them.


SPARQS are not ordinary       The SPARQS combine features of equity and debt.
senior notes --               The terms of the SPARQS differ from those of
no guaranteed return of       ordinary debt securities in that we will not pay
principal                     you a fixed amount at maturity. Our payout to you
                              at maturity will be a number of shares of Qualcomm Stock, subject to our right to call the SPARQS for cash at any time beginning May , 2003.
                              If the market price of Qualcomm Stock at maturity is less than the market price on the day we offer the SPARQS for initial sale to the public and we have not called the SPARQS, we will pay you an amount of Qualcomm Stock with a value that is less than the principal amount of the SPARQS.

Your appreciation             The appreciation potential of the SPARQS may be
potential may be limited      limited by our call right. The $      issue price
by our call right             of one SPARQS is equal to the market price of one
                              share of Qualcomm Stock on the day we offer the
                              SPARQS for initial sale to the public. If we
                              exercise our call right, you will receive the
                              cash call price described under "Description of
                              SPARQS--Call Price" below and not Qualcomm Stock
                              or an amount based upon the market price of
                              Qualcomm Stock. The payment you will receive in
                              the event that we exercise our call right will
                              depend upon the call date and will be an amount
                              of cash per SPARQS that, together with all of the
                              interest paid on the SPARQS to and including the
                              call date, represents a yield to call of    % per
                              annum on the issue price of the SPARQS from the
                              date of issuance to but excluding the call date.
                              We may call the SPARQS at any time on or after
                              May   , 2003, including on the maturity date. You
                              should not expect to obtain a total yield
                              (including interest payments) of more than    %
                              per annum on the issue price of the SPARQS to the date we exercise our call right.

Secondary trading             There may be little or no secondary market for
may be limited                the SPARQS. Although we will apply to list the
                              SPARQS on the American Stock Exchange LLC, which we refer to as the AMEX, we may not meet the requirements for listing. Even if there is a secondary market, it may not provide significant liquidity. MS & Co. currently intends to act as a market maker for the SPARQS but is not required to do so.

Market price of the SPARQS    Several factors, many of which are beyond our
influenced by many            control, will influence the value of the SPARQS.
unpredictable factors         We expect that generally the market price of
                              Qualcomm Stock on any day will affect the value
                              of the SPARQS more than any other single factor.
                              However, because we have the right to call the
                              SPARQS at any time beginning May   , 2003 for a
                              call price that is not linked to the market price of Qualcomm Stock, the SPARQS may trade differently from Qualcomm Stock. Other factors that may influence the value of the SPARQS include:

                              o the volatility (frequency and magnitude of changes in price) of Qualcomm Stock

                              o    the dividend rate on Qualcomm Stock

                              o economic, financial, political, regulatory or judicial events that affect stock markets generally and which may affect the market price of Qualcomm Stock

                              o    interest and yield rates in the market

                              o the time remaining until we can call the SPARQS and until the SPARQS mature

                              o    our creditworthiness

                              Some or all of these factors will influence the price you will receive if you sell your SPARQS prior to maturity. For example, you may have to sell your SPARQS at a substantial discount from the principal amount if the market price of Qualcomm Stock is at, below, or not sufficiently above the initial market price.

                              You cannot predict the future performance of Qualcomm Stock based on its historical performance. The price of Qualcomm Stock may decrease so that you will receive at maturity an amount of Qualcomm Stock worth less than the principal amount of the SPARQS. We cannot guarantee that the price of Qualcomm Stock will increase so that you will receive at maturity an amount of Qualcomm Stock worth more than the principal amount of the SPARQS. If we exercise our call right and call the SPARQS, you will receive the cash call price and not Qualcomm Stock, and your yield to the call date (including all of the interest paid on the SPARQS) will be
                                 % per annum on the issue price of each SPARQS,
                              which may be more or less than the yield on a direct investment in Qualcomm Stock.

No affiliation with           We are not affiliated with Qualcomm. Although we
Qualcomm                      do not have any non-public information about
                              Qualcomm as of the date of this pricing
                              supplement, we or our affiliates may presently or from time to time engage in business with Qualcomm, including extending loans to, or making equity investments in, Qualcomm or providing advisory services to Qualcomm, including merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about Qualcomm. Neither we nor any of our affiliates undertakes to disclose any such information to you. Moreover, we have no ability to control or predict the actions of Qualcomm, including any corporate actions of the type that would require the calculation agent to adjust the payout to you at maturity. We or our affiliates from time to time have published and in the future may publish research reports with respect to Qualcomm. These research reports may or may not recommend that investors buy or hold
                              Qualcomm Stock. Qualcomm is not involved in the offering of the SPARQS in any way and has no obligation to consider your interest as an owner of SPARQS in taking any corporate actions that might affect the value of your SPARQS. None of the money you pay for the SPARQS will go to Qualcomm.

You have no                   As an owner of SPARQS, you will not have voting
shareholder rights            rights or rights to receive dividends or other
                              distributions or any other rights with respect to Qualcomm Stock.

The antidilution adjustments  MS & Co., as calculation agent, will adjust the
we are required to make do    amount payable at maturity for certain events
not cover every corporate     affecting Qualcomm Stock, such as stock splits
event that can affect         and stock dividends, and certain other corporate
Qualcomm Stock                actions involving Qualcomm, such as mergers.
                              However, the calculation agent is not required to make an adjustment for every corporate event that can affect Qualcomm Stock. For example, the calculation agent is not required to make any adjustments if Qualcomm or anyone else makes a partial tender or partial exchange offer for Qualcomm Stock. If an event occurs that does not require the calculation agent to adjust the amount of Qualcomm Stock payable at maturity, the market price of the SPARQS may be materially and adversely affected.

Adverse economic interests    As calculation agent, our affiliate MS & Co. will
of the calculation agent      calculate the cash amount you will receive if we
and its affiliates may        call the SPARQS and what adjustments should be
influence determinations      made to the exchange ratio to reflect certain
                              corporate and other events. We expect that MS &
                              Co. and other affiliates will carry out hedging activities related to the SPARQS (and possibly to other instruments linked to Qualcomm Stock), including trading in Qualcomm Stock as well as in other instruments related to Qualcomm Stock. Any of these hedging activities and MS & Co.'s affiliation with us could influence MS & Co.'s determinations as calculation agent, including with respect to adjustments to the exchange ratio. MS & Co. and some of our other subsidiaries also trade Qualcomm Stock and other financial instruments related to Qualcomm Stock on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially affect the price of Qualcomm Stock and, accordingly, could affect your payout on the SPARQS.

Because the characterization  You should also consider the tax consequences of
of the SPARQS for federal     investing in the SPARQS. There is no direct legal
income tax purposes is        authority as to the proper tax treatment of the
uncertain, the material       SPARQS, and therefore significant aspects of the
federal income tax            tax treatment of the SPARQS are uncertain.
consequences of an            Pursuant to the terms of the SPARQS, Morgan
investment in the SPARQS      Stanley and you agree to treat a SPARQS as an
are uncertain                 investment unit consisting of (A) a terminable
                              forward contract and (B) a deposit with us of a fixed amount of cash to secure your obligation under the terminable forward contract, as described in the section of this pricing supplement called "Description of SPARQS--United
                              States Federal Income Taxation--General." The terminable forward contract (i) requires you
                              (subject to our call right) to purchase Qualcomm
                              Stock from us at maturity, and (ii) allows us, upon exercise of our call right, to terminate the terminable forward contract by returning your deposit and paying to you an amount of cash equal to the difference between the deposit and the call price. If the Internal Revenue Service (the
                              "IRS") were successful in asserting an
                              alternative characterization for the SPARQS, the timing and character of income on the SPARQS and your basis for Qualcomm Stock received in exchange for the SPARQS may differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the SPARQS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section of this pricing supplement called "Description of SPARQS--United States
                              Federal Income Taxation."

                             DESCRIPTION OF SPARQS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "SPARQS" refers to each $ principal amount of our 10% SPARQS due November 30, 2003, Mandatorily Exchangeable for Shares of Common Stock of Qualcomm Incorporated. In this pricing supplement, the terms "Morgan Stanley," "we," "us" and "our" refer to Morgan Stanley Dean Witter & Co.

Principal Amount..........................  $

Maturity Date.............................  November 30, 2003, subject to extension in accordance with the
                                            following paragraph in the event of
                                            a Market Disruption Event on
                                            November 20, 2003.

                                            If the Final Call Notice Date is
                                            postponed due to a Market
                                            Disruption Event or otherwise and
                                            we elect to call the SPARQS, the
                                            Maturity Date will be postponed so
                                            that the Maturity Date will be the
                                            tenth calendar day following the
                                            Final Call Notice Date. See
                                            "--Final Call Notice Date" below.

Interest Rate.............................  10% per annum (equivalent to $
                                            per annum per SPARQS)

Interest Payment Dates....................  August 30, 2002, November 30, 2002,
                                            February 28, 2003, May 30, 2003,
                                            August 30, 2003 and the Maturity
                                            Date.

Record Date...............................  The Record Date for each Interest
                                            Payment Date, including the
                                            Interest Payment Date scheduled to
                                            occur on the Maturity Date, will be
                                            the date 5 calendar days prior to
                                            such Interest Payment Date, whether
                                            or not that date is a Business Day;
                                            provided, however, that in the
                                            event that we call the SPARQS, no
                                            Interest Payment Date will occur
                                            after the Morgan Stanley Notice
                                            Date, except for any Interest
                                            Payment Date for which the Morgan
                                            Stanley Notice Date falls on or
                                            after the "ex-interest" date for
                                            the related interest payment, in
                                            which case the related interest
                                            payment will be made on such
                                            Interest Payment Date; and
                                            provided, further, that accrued but
                                            unpaid interest payable on the Call
                                            Date, if any, will be payable to
                                            the person to whom the Call Price
                                            is payable. The "ex- interest" date
                                            for any interest payment is the
                                            date on which purchase transactions
                                            in the SPARQS no longer carry the
                                            right to receive such interest
                                            payment.

Specified Currency........................  U.S. Dollars

Issue Price...............................  $       per SPARQS

Original Issue Date (Settlement Date).....  May    , 2002

CUSIP.....................................  61744Y355

Denominations.............................  $         and integral multiples
                                            thereof

Morgan Stanley Call Right.................  On any scheduled Trading Day on or
                                            after May   , 2003, we may call the
                                            SPARQS, in whole but not in part,
                                            for the Call Price. If we call the
                                            SPARQS, the cash Call Price and any
                                            accrued but unpaid interest on the
                                            SPARQS will be delivered to you on
                                            the Call Date fixed by us and set
                                            forth in our notice of mandatory
                                            exchange, upon
                                            delivery of your SPARQS to the
                                            Trustee. We will, or will cause the
                                            Calculation Agent to, deliver such
                                            cash to the Trustee for delivery to
                                            you.

Morgan Stanley Notice Date................  The scheduled Trading Day on which we issue our notice of mandatory
                                            exchange, which must be at least 10
                                            but not more than 30 days prior to
                                            the Call Date.

Final Call Notice Date....................  November 20, 2003; provided that if
                                            November 20, 2003 is not a Trading
                                            Day or if a Market Disruption Event
                                            occurs on such day, the Final Call
                                            Notice Date will be the immediately
                                            succeeding Trading Day on which no
                                            Market Disruption Event occurs.

Call Date.................................  The day specified by us in our notice of mandatory exchange, on
                                            which we will deliver cash to
                                            holders of SPARQS for mandatory
                                            exchange, which day may be any
                                            scheduled Trading Day on or after
                                            May   , 2003 or the Maturity Date
                                            (regardless of whether the Maturity
                                            Date is a scheduled Trading Day).

Call Price................................  The Call Price with respect to any
                                            Call Date is an amount of cash per
                                            SPARQS such that the sum of the
                                            present values of all cash flows on
                                            each SPARQS to and including the
                                            Call Date (i.e., the Call Price and
                                            all of the interest payments on
                                            each SPARQS), discounted to the
                                            Original Issue Date from the
                                            applicable payment date at the
                                            Yield to Call rate of   % per annum
                                            computed on the basis of a 360-day
                                            year of twelve 30-day months,
                                            equals the Issue Price, as
                                            determined by the Calculation
                                            Agent.

                                            The table of indicative Call Prices
                                            set forth below illustrates what
                                            the Call Price per SPARQS would be
                                            if we were to call the SPARQS on
                                            May   , 2003 (which is the earliest
                                            date on which we may call the
                                            SPARQS) and on any subsequent
                                            scheduled Interest Payment Date
                                            through the Maturity Date:

                                            Call Date                 Call Price
                                            ---------                 ----------
                                            May 30, 2003.............. $
                                            August 30, 2003........... $
                                            November 30, 2003......... $

                                            The indicative Call Prices set
                                            forth above do not include the
                                            accrued but unpaid interest that
                                            would also be payable on each
                                            SPARQS on the applicable Call Date.
                                            We may call the SPARQS on any
                                            scheduled Trading Day on or after
                                            May   , 2003.

                                            For more information regarding the
                                            determination of the Call Price and
                                            examples of how the Call Price is
                                            calculated in certain hypothetical
                                            scenarios, see Annex A to this
                                            pricing supplement.

Yield to Call.............................  The Yield to Call on the SPARQS is
                                               %, which means that the
                                            annualized rate of return that you
                                            will receive on the Issue Price of
                                            the SPARQS if we call the SPARQS
                                            will be    %. The calculation of the
                                            Yield to Call takes into account
                                            the Issue Price of the SPARQS, the
                                            time to the Call Date, and the
                                            amount and timing of interest
                                            payments on the SPARQS, as well as
                                            the Call Price. If we call the
                                            SPARQS on any particular Call Date,
                                            the Call Price will be
                                            an amount so that the Yield to Call
                                            on the SPARQS to but excluding the
                                            Call Date will be    % per annum.
                                            See Annex A to this pricing
                                            supplement.

Exchange at Maturity......................  Unless we have called the SPARQS, at maturity, upon delivery of the
                                            SPARQS to the Trustee, we will
                                            apply the $       principal amount
                                            of each SPARQS as payment for and
                                            will deliver a number of shares of
                                            Qualcomm Stock at the Exchange
                                            Ratio.

                                            We shall, or shall cause the
                                            Calculation Agent to, (i) provide
                                            written notice to the Trustee and
                                            to the Depositary, on or prior to
                                            10:30 a.m. on the Trading Day
                                            immediately prior to maturity of
                                            the SPARQS, of the amount of
                                            Qualcomm Stock to be delivered with
                                            respect to the $       principal
                                            amount of each SPARQS and (ii)
                                            deliver such shares of Qualcomm
                                            Stock (and cash in respect of
                                            interest and any fractional shares
                                            of Qualcomm Stock) to the Trustee
                                            for delivery to the holders.

No Fractional Shares......................  Upon delivery of the SPARQS to the
                                            Trustee at maturity, we will
                                            deliver the aggregate number of
                                            shares of Qualcomm Stock due with
                                            respect to all of such SPARQS, as
                                            described above, but we will pay
                                            cash in lieu of delivering any
                                            fractional share of Qualcomm Stock
                                            in an amount equal to the
                                            corresponding fractional Market
                                            Price of such fraction of a share
                                            of Qualcomm Stock as determined by
                                            the Calculation Agent as of the
                                            second scheduled Trading Day prior
                                            to maturity of the SPARQS.

Exchange Ratio............................  1.0, subject to adjustment for certain corporate events relating
                                            to Qualcomm. See "--Antidilution
                                            Adjustments" below.

Market Price..............................  If Qualcomm Stock (or any other security for which a Market Price
                                            must be determined) is listed on a
                                            national securities exchange, is a
                                            security of the Nasdaq National
                                            Market or is included in the OTC
                                            Bulletin Board Service ("OTC
                                            Bulletin Board") operated by the
                                            National Association of Securities
                                            Dealers, Inc. (the "NASD"), the
                                            Market Price for one share of
                                            Qualcomm Stock (or one unit of any
                                            such other security) on any Trading
                                            Day means (i) the last reported
                                            sale price, regular way, of the
                                            principal trading session on such
                                            day on the principal United States
                                            securities exchange registered
                                            under the Securities Exchange Act
                                            of 1934, as amended (the "Exchange
                                            Act"), on which Qualcomm Stock (or
                                            any such other security) is listed
                                            or admitted to trading (which may
                                            be the Nasdaq National Market if it
                                            is then a national securities
                                            exchange) or (ii) if not listed or
                                            admitted to trading on any such
                                            securities exchange or if such last
                                            reported sale price is not
                                            obtainable (even if Qualcomm Stock
                                            (or any such other security) is
                                            listed or admitted to trading on
                                            such securities exchange), the last
                                            reported sale price of the
                                            principal trading session on the
                                            over-the-counter market as reported
                                            on the Nasdaq National Market (if
                                            it is not then a national
                                            securities exchange) or OTC
                                            Bulletin Board on such day. If the
                                            last reported sale price of the
                                            principal trading session is not
                                            available pursuant to clause (i) or
                                            (ii) of the preceding sentence
                                            because of a Market Disruption
                                            Event or otherwise, the Market
                                            Price for any Trading Day shall be
                                            the mean, as determined by the
                                            Calculation Agent, of the bid
                                            prices for Qualcomm Stock (or any
                                            such other security) obtained from
                                            as many dealers in such security,
                                            but not exceeding three, as will
                                            make such bid prices available to
                                            the Calculation Agent. Bids of MS &
                                            Co. or any of its affiliates may be
                                            included in the calculation of such
                                            mean, but only to the extent that
                                            any such bid is the highest of the
                                            bids obtained. A "security of the
                                            Nasdaq National Market" shall
                                            include a security included in any
                                            successor to such system, and the
                                            term "OTC Bulletin Board Service"
                                            shall include any successor service
                                            thereto.

Trading Day...............................  A day, as determined by the
                                            Calculation Agent, on which trading
                                            is generally conducted on the New
                                            York Stock Exchange, Inc. ("NYSE"),
                                            the AMEX, the Nasdaq National
                                            Market, the Chicago Mercantile
                                            Exchange and the Chicago Board of
                                            Options Exchange and in the
                                            over-the-counter market for equity
                                            securities in the United States.

Acceleration Event........................  If on any date the product of the
                                            Market Price per share of Qualcomm
                                            Stock and the Exchange Ratio is
                                            less than $2.00, the maturity date
                                            of the SPARQS will be deemed to be
                                            accelerated as of such date, and we
                                            will apply the $       principal
                                            amount of each SPARQS as payment
                                            for and will deliver on the third
                                            Business Day following the date of
                                            acceleration a number of shares of
                                            Qualcomm Stock at the then current
                                            Exchange Ratio, plus accrued but
                                            unpaid interest to but excluding
                                            the date of acceleration. See also
                                            "--Antidilution Adjustments" below.

Book Entry Note or Certificated Note......  Book Entry

Senior Note or Subordinated Note..........  Senior

Trustee...................................  JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank)

Agent for the underwritten offering of
   SPARQS.................................  MS & Co.

Calculation Agent.........................  MS & Co.

                                            All determinations made by the
                                            Calculation Agent will be at the
                                            sole discretion of the Calculation
                                            Agent and will, in the absence of
                                            manifest error, be conclusive for
                                            all purposes and binding on you and
                                            on us.

                                            All calculations with respect to
                                            the Exchange Ratio and Call Price
                                            for the SPARQS will be rounded to
                                            the nearest one hundred-thousandth,
                                            with five one- millionths rounded
                                            upward (e.g., .876545 would be
                                            rounded to .87655); all dollar
                                            amounts related to the Call Price
                                            resulting from such calculations
                                            will be rounded to the nearest
                                            ten-thousandth, with five one
                                            hundred-thousandths rounded upward
                                            (e.g., .76545 would be rounded to
                                            .7655); and all dollar amounts paid
                                            with respect to the Call Price on
                                            the aggregate number of SPARQS will
                                            be rounded to the nearest cent,
                                            with one-half cent rounded upward.

                                            Because the Calculation Agent is
                                            our affiliate, the economic
                                            interests of the Calculation Agent
                                            and its affiliates may be adverse
                                            to your interests as an owner of
                                            the SPARQS, including with respect
                                            to certain determinations and
                                            judgments that the Calculation
                                            Agent must make in making
                                            adjustments to the Exchange Ratio
                                            or determining any Market Price or
                                            whether a Market Disruption Event
                                            has occurred. See "--Antidilution
                                            Adjustments" and "--Market
                                            Disruption Event" below. MS & Co.
                                            is obligated to carry out its
                                            duties and functions as Calculation
                                            Agent in good faith and using its
                                            reasonable judgment.

Antidilution Adjustments..................  The Exchange Ratio will be adjusted as follows:

                                            1. If Qualcomm Stock is subject to a
                                            stock split or reverse stock split,
                                            then once such split has become
                                            effective, the Exchange Ratio will
                                            be adjusted to equal the product of
                                            the prior Exchange Ratio and the
                                            number of shares issued in such
                                            stock split or reverse stock split
                                            with respect to one share of
                                            Qualcomm Stock.

                                            2. If Qualcomm Stock is subject (i)
                                            to a stock dividend (issuance of
                                            additional shares of Qualcomm Stock)
                                            that is given ratably to all holders
                                            of shares of Qualcomm Stock or (ii)
                                            to a distribution of Qualcomm Stock
                                            as a result of the triggering of any
                                            provision of the corporate charter
                                            of Qualcomm, then once the dividend
                                            has become effective and Qualcomm
                                            Stock is trading ex-dividend, the
                                            Exchange Ratio will be adjusted so
                                            that the new Exchange Ratio shall
                                            equal the prior Exchange Ratio plus
                                            the product of (i) the number of
                                            shares issued with respect to one
                                            share of Qualcomm Stock and (ii) the
                                            prior Exchange Ratio.

                                            3. There will be no adjustments to
                                            the Exchange Ratio to reflect cash
                                            dividends or other distributions
                                            paid with respect to Qualcomm Stock
                                            other than distributions described
                                            in clauses (i), (iv) and (v) of
                                            paragraph 5 below and Extraordinary
                                            Dividends as described below. A cash
                                            dividend or other distribution with
                                            respect to Qualcomm Stock will be
                                            deemed to be an "Extraordinary
                                            Dividend" if such dividend or other
                                            distribution exceeds the immediately
                                            preceding non-Extraordinary Dividend
                                            for Qualcomm Stock by an amount
                                            equal to at least 10% of the Market
                                            Price of Qualcomm Stock (as adjusted
                                            for any subsequent corporate event
                                            requiring an adjustment hereunder,
                                            such as a stock split or reverse
                                            stock split) on the Trading Day
                                            preceding the ex-dividend date for
                                            the payment of such Extraordinary
                                            Dividend (the "ex-dividend date").
                                            If an Extraordinary Dividend occurs
                                            with respect to Qualcomm Stock, the
                                            Exchange Ratio with respect to
                                            Qualcomm Stock will be adjusted on
                                            the ex-dividend date with respect to
                                            such Extraordinary Dividend so that
                                            the new Exchange Ratio will equal
                                            the product of (i) the then current
                                            Exchange Ratio and (ii) a fraction,
                                            the numerator of which is the Market
                                            Price on the Trading Day preceding
                                            the ex-dividend date, and the
                                            denominator of which is the amount
                                            by which the Market Price on the
                                            Trading Day preceding the
                                            ex-dividend date exceeds the
                                            Extraordinary Dividend Amount. The
                                            "Extraordinary Dividend Amount" with
                                            respect to an Extraordinary Dividend
                                            for Qualcomm Stock will equal (i) in
                                            the case of cash dividends or other
                                            distributions that constitute
                                            regular
                                            dividends, the amount per share of
                                            such Extraordinary Dividend minus
                                            the amount per share of the
                                            immediately preceding non-
                                            Extraordinary Dividend for Qualcomm
                                            Stock or (ii) in the case of cash
                                            dividends or other distributions
                                            that do not constitute regular
                                            dividends, the amount per share of
                                            such Extraordinary Dividend. To the
                                            extent an Extraordinary Dividend is
                                            not paid in cash, the value of the
                                            non-cash component will be
                                            determined by the Calculation Agent,
                                            whose determination shall be
                                            conclusive. A distribution on
                                            Qualcomm Stock described in clause
                                            (i), (iv) or (v) of paragraph 5
                                            below that also constitutes an
                                            Extraordinary Dividend shall cause
                                            an adjustment to the Exchange Ratio
                                            pursuant only to clause (i), (iv) or
                                            (v) of paragraph 5, as applicable.

                                            4. If Qualcomm issues rights or
                                            warrants to all holders of Qualcomm
                                            Stock to subscribe for or purchase
                                            Qualcomm Stock at an exercise price
                                            per share less than the Market Price
                                            of Qualcomm Stock on both (i) the
                                            date the exercise price of such
                                            rights or warrants is determined and
                                            (ii) the expiration date of such
                                            rights or warrants, and if the
                                            expiration date of such rights or
                                            warrants precedes the maturity of
                                            the SPARQS, then the Exchange Ratio
                                            will be adjusted to equal the
                                            product of the prior Exchange Ratio
                                            and a fraction, the numerator of
                                            which shall be the number of shares
                                            of Qualcomm Stock outstanding
                                            immediately prior to the issuance of
                                            such rights or warrants plus the
                                            number of additional shares of
                                            Qualcomm Stock offered for
                                            subscription or purchase pursuant to
                                            such rights or warrants and the
                                            denominator of which shall be the
                                            number of shares of Qualcomm Stock
                                            outstanding immediately prior to the
                                            issuance of such rights or warrants
                                            plus the number of additional shares
                                            of Qualcomm Stock which the
                                            aggregate offering price of the
                                            total number of shares of Qualcomm
                                            Stock so offered for subscription or
                                            purchase pursuant to such rights or
                                            warrants would purchase at the
                                            Market Price on the expiration date
                                            of such rights or warrants, which
                                            shall be determined by multiplying
                                            such total number of shares offered
                                            by the exercise price of such rights
                                            or warrants and dividing the product
                                            so obtained by such Market Price.

                                            5. If (i) there occurs any
                                            reclassification or change of
                                            Qualcomm Stock, including, without
                                            limitation, as a result of the
                                            issuance of any tracking stock by
                                            Qualcomm, (ii) Qualcomm or any
                                            surviving entity or subsequent
                                            surviving entity of Qualcomm (a
                                            "Qualcomm Successor") has been
                                            subject to a merger, combination or
                                            consolidation and is not the
                                            surviving entity, (iii) any
                                            statutory exchange of securities of
                                            Qualcomm or any Qualcomm Successor
                                            with another corporation occurs
                                            (other than pursuant to clause (ii)
                                            above), (iv) Qualcomm is liquidated,
                                            (v) Qualcomm issues to all of its
                                            shareholders equity securities of an
                                            issuer other than Qualcomm (other
                                            than in a transaction described in
                                            clause (ii), (iii) or (iv) above) (a
                                            "Spin-off Event") or (vi) a tender
                                            or exchange offer or going-private
                                            transaction is consummated for all
                                            the outstanding shares of Qualcomm
                                            Stock (any such event in clauses (i)
                                            through (vi), a "Reorganization
                                            Event"), the method of determining
                                            the amount payable upon exchange at
                                            maturity for each SPARQS will be
                                            adjusted to provide that each holder
                                            of SPARQS will receive at maturity,
                                            in respect of the $       principal
                                            amount of each SPARQS,
                                            securities, cash or any other assets
                                            distributed to holders of Qualcomm
                                            Stock in or as a result of any such
                                            Reorganization Event, including (i)
                                            in the case of the issuance of
                                            tracking stock, the reclassified
                                            share of Qualcomm Stock, (ii) in the
                                            case of a Spin- off Event, the share
                                            of Qualcomm Stock with respect to
                                            which the spun-off security was
                                            issued, and (iii) in the case of any
                                            other Reorganization Event where
                                            Qualcomm Stock continues to be held
                                            by the holders receiving such
                                            distribution, the Qualcomm Stock
                                            (collectively, the "Exchange
                                            Property"), in an amount with a
                                            value equal to the amount of
                                            Exchange Property delivered with
                                            respect to a number of shares of
                                            Qualcomm Stock equal to the Exchange
                                            Ratio at the time of the
                                            Reorganization Event.
                                            Notwithstanding the above, if the
                                            Exchange Property received in any
                                            such Reorganization Event consists
                                            only of cash, the maturity date of
                                            the SPARQS will be deemed to be
                                            accelerated to the date on which
                                            such cash is distributed to holders
                                            of Qualcomm Stock (unless we
                                            exercise the Morgan Stanley Call
                                            Right) and holders will receive in
                                            lieu of any Qualcomm Stock and as
                                            liquidated damages in full
                                            satisfaction of Morgan Stanley's
                                            obligations under the SPARQS the
                                            lesser of (i) the product of (x) the
                                            amount of cash received per share of
                                            Qualcomm Stock and (y) the then
                                            current Exchange Ratio and (ii) the
                                            Call Price calculated as though the
                                            date of acceleration were the Call
                                            Date (regardless of whether the date
                                            of acceleration is a day which
                                            occurs prior to May   , 2003). If
                                            Exchange Property consists of more
                                            than one type of property, holders
                                            of SPARQS will receive at maturity a
                                            pro rata share of each such type of
                                            Exchange Property. If Exchange
                                            Property includes a cash component,
                                            holders will not receive any
                                            interest accrued on such cash
                                            component. In the event Exchange
                                            Property consists of securities,
                                            those securities will, in turn, be
                                            subject to the antidilution
                                            adjustments set forth in paragraphs
                                            1 through 5.

                                            For purposes of paragraph 5 above,
                                            in the case of a consummated tender
                                            or exchange offer or going-private
                                            transaction involving Exchange
                                            Property of a particular type,
                                            Exchange Property shall be deemed to
                                            include the amount of cash or other
                                            property paid by the offeror in the
                                            tender or exchange offer with
                                            respect to such Exchange Property
                                            (in an amount determined on the
                                            basis of the rate of exchange in
                                            such tender or exchange offer or
                                            going-private transaction). In the
                                            event of a tender or exchange offer
                                            or a going- private transaction with
                                            respect to Exchange Property in
                                            which an offeree may elect to
                                            receive cash or other property,
                                            Exchange Property shall be deemed to
                                            include the kind and amount of cash
                                            and other property received by
                                            offerees who elect to receive cash.

                                            No adjustment to the Exchange Ratio
                                            will be required unless such
                                            adjustment would require a change of
                                            at least 0.1% in the Exchange Ratio
                                            then in effect. The Exchange Ratio
                                            resulting from any of the
                                            adjustments specified above will be
                                            rounded to the nearest one
                                            hundred-thousandth, with five
                                            one-millionths rounded upward.
                                            Adjustments to the Exchange Ratio
                                            will be made up to the close of
                                            business on the third Trading Day
                                            prior to the Maturity Date.

                                            No adjustments to the Exchange Ratio
                                            or method of calculating the
                                            Exchange Ratio will be made other
                                            than those specified above. The
                                            adjustments specified above do not
                                            cover all events that could affect
                                            the Market Price of Qualcomm Stock,
                                            including, without limitation, a
                                            partial tender or exchange offer for
                                            Qualcomm Stock.

                                            The Calculation Agent shall be
                                            solely responsible for the
                                            determination and calculation of any
                                            adjustments to the Exchange Ratio or
                                            method of calculating the Exchange
                                            Ratio and of any related
                                            determinations and calculations with
                                            respect to any distributions of
                                            stock, other securities or other
                                            property or assets (including cash)
                                            in connection with any corporate
                                            event described in paragraph 5
                                            above, and its determinations and
                                            calculations with respect thereto
                                            shall be conclusive in the absence
                                            of manifest error.

                                            The Calculation Agent will provide
                                            information as to any adjustments to
                                            the Exchange Ratio or to the method
                                            of calculating the amount payable
                                            upon exchange at maturity of the
                                            SPARQS in accordance with paragraph
                                            5 above upon written request by any
                                            holder of the SPARQS.

Market Disruption Event...................  "Market Disruption Event" means, with respect to Qualcomm Stock:

                                               (i) a suspension, absence or
                                               material limitation of trading of
                                               Qualcomm Stock on the primary
                                               market for Qualcomm Stock for
                                               more than two hours of trading or
                                               during the one-half hour period
                                               preceding the close of the
                                               principal trading session in such
                                               market; or a breakdown or failure
                                               in the price and trade reporting
                                               systems of the primary market for
                                               Qualcomm Stock as a result of
                                               which the reported trading prices
                                               for Qualcomm Stock during the
                                               last one-half hour preceding the
                                               close of the principal trading
                                               session in such market are
                                               materially inaccurate; or the
                                               suspension, absence or material
                                               limitation of trading on the
                                               primary market for trading in
                                               options contracts related to
                                               Qualcomm Stock, if available,
                                               during the one-half hour period
                                               preceding the close of the
                                               principal trading session in the
                                               applicable market, in each case
                                               as determined by the Calculation
                                               Agent in its sole discretion; and

                                               (ii) a determination by the
                                               Calculation Agent in its sole
                                               discretion that any event
                                               described in clause (i) above
                                               materially interfered with the
                                               ability of Morgan Stanley or any
                                               of its affiliates to unwind or
                                               adjust all or a material portion
                                               of the hedge with respect to the
                                               SPARQS.

                                            For purposes of determining whether
                                            a Market Disruption Event has
                                            occurred: (1) a limitation on the
                                            hours or number of days of trading
                                            will not constitute a Market
                                            Disruption Event if it results from
                                            an announced change in the regular
                                            business hours of the relevant
                                            exchange, (2) a decision to
                                            permanently discontinue trading in
                                            the relevant options contract will
                                            not constitute a Market Disruption
                                            Event, (3) limitations pursuant to
                                            NYSE Rule 80A (or any applicable
                                            rule or regulation enacted or
                                            promulgated by the NYSE, any other
                                            self-regulatory organization or the
                                            Securities and

                                            Exchange Commission (the
                                            "Commission") of scope similar to
                                            NYSE Rule 80A as determined by the
                                            Calculation Agent) on trading during
                                            significant market fluctuations
                                            shall constitute a suspension,
                                            absence or material limitation of
                                            trading, (4) a suspension of trading
                                            in options contracts on Qualcomm
                                            Stock by the primary securities
                                            market trading in such options, if
                                            available, by reason of (x) a price
                                            change exceeding limits set by such
                                            securities exchange or market, (y)
                                            an imbalance of orders relating to
                                            such contracts or (z) a disparity in
                                            bid and ask quotes relating to such
                                            contracts will constitute a
                                            suspension, absence or material
                                            limitation of trading in options
                                            contracts related to Qualcomm Stock
                                            and (5) a suspension, absence or
                                            material limitation of trading on
                                            the primary securities market on
                                            which options contracts related to
                                            Qualcomm Stock are traded will not
                                            include any time when such
                                            securities market is itself closed
                                            for trading under ordinary
                                            circumstances.

Alternate Exchange Calculation
in Case of an Event of Default............  In case an event of default with respect to the SPARQS shall have
                                            occurred and be continuing, the
                                            amount declared due and payable per
                                            SPARQS upon any acceleration of the
                                            SPARQS shall be determined by the
                                            Calculation Agent and shall be an
                                            amount in cash equal to the lesser
                                            of (i) the product of (x) the Market
                                            Price of Qualcomm Stock (and any
                                            Exchange Property) as of the date of
                                            such acceleration and (y) the then
                                            current Exchange Ratio and (ii) the
                                            Call Price calculated as though the
                                            date of acceleration were the Call
                                            Date (regardless of whether the date
                                            of acceleration is a day which
                                            occurs prior to May   , 2003), in
                                            each case plus accrued but unpaid
                                            interest to but excluding the date
                                            of acceleration; provided that if we
                                            have called the SPARQS in accordance
                                            with the Morgan Stanley Call Right,
                                            the amount declared due and payable
                                            upon any such acceleration shall be
                                            an amount in cash for each SPARQS
                                            equal to the Call Price for the Call
                                            Date specified in our notice of
                                            mandatory exchange, plus accrued but
                                            unpaid interest to but excluding the
                                            date of acceleration.

Qualcomm Stock; Public
Information...............................  Qualcomm Incorporated licenses and receives royalty payments on its
                                            Code Division Multiple Access
                                            technology from major domestic and
                                            international telecommunications
                                            equipment suppliers and is a
                                            provider of wireless communications
                                            products, technologies and services.
                                            Qualcomm Stock is registered under
                                            the Exchange Act. Companies with
                                            securities registered under the
                                            Exchange Act are required to file
                                            periodically certain financial and
                                            other information specified by the
                                            Commission. Information provided to
                                            or filed with the Commission can be
                                            inspected and copied at the public
                                            reference facilities maintained by
                                            the Commission at Room 1024, 450
                                            Fifth Street, N.W., Washington, D.C.
                                            20549, and copies of such material
                                            can be obtained from the Public
                                            Reference Section of the Commission,
                                            450 Fifth Street, N.W., Washington,
                                            D.C. 20549, at prescribed rates. In
                                            addition, information provided to or
                                            filed with the Commission
                                            electronically can be accessed
                                            through a website maintained by the
                                            Commission. The address of the
                                            Commission's website is
                                            http://www.sec.gov. Information
                                            provided to or filed with the
                                            Commission by Qualcomm pursuant to
                                            the Exchange Act can be located by
                                            reference to Commission
                                            file number 1-9528. In addition,
                                            information regarding Qualcomm may
                                            be obtained from other sources
                                            including, but not limited to, press
                                            releases, newspaper articles and
                                            other publicly disseminated
                                            documents. We make no representation
                                            or warranty as to the accuracy or
                                            completeness of such information.

                                            This pricing supplement relates only
                                            to the SPARQS offered hereby and
                                            does not relate to Qualcomm Stock or
                                            other securities of Qualcomm. We
                                            have derived all disclosures
                                            contained in this pricing supplement
                                            regarding Qualcomm from the publicly
                                            available documents described in the
                                            preceding paragraph. Neither we nor
                                            the Agent has participated in the
                                            preparation of such documents or
                                            made any due diligence inquiry with
                                            respect to Qualcomm in connection
                                            with the offering of the SPARQS.
                                            Neither we nor the Agent makes any
                                            representation that such publicly
                                            available documents or any other
                                            publicly available information
                                            regarding Qualcomm is accurate or
                                            complete. Furthermore, we cannot
                                            give any assurance that all events
                                            occurring prior to the date hereof
                                            (including events that would affect
                                            the accuracy or completeness of the
                                            publicly available documents
                                            described in the preceding
                                            paragraph) that would affect the
                                            trading price of Qualcomm Stock (and
                                            therefore the price of Qualcomm
                                            Stock at the time we price the
                                            SPARQS) have been publicly
                                            disclosed. Subsequent disclosure of
                                            any such events or the disclosure of
                                            or failure to disclose material
                                            future events concerning Qualcomm
                                            could affect the value received at
                                            maturity with respect to the SPARQS
                                            and therefore the trading prices of
                                            the SPARQS.

                                            Neither we nor any of our affiliates
                                            makes any representation to you as
                                            to the performance of Qualcomm
                                            Stock.

                                            We and/or our affiliates may
                                            presently or from time to time
                                            engage in business with Qualcomm,
                                            including extending loans to, or
                                            making equity investments in,
                                            Qualcomm or providing advisory
                                            services to Qualcomm, including
                                            merger and acquisition advisory
                                            services. In the course of such
                                            business, we and/or our affiliates
                                            may acquire non-public information
                                            with respect to Qualcomm, and
                                            neither we nor any of our affiliates
                                            undertakes to disclose any such
                                            information to you. In addition, one
                                            or more of our affiliates may
                                            publish research reports with
                                            respect to Qualcomm. The statements
                                            in the preceding two sentences are
                                            not intended to affect the rights of
                                            holders of the SPARQS under the
                                            securities laws. As a prospective
                                            purchaser of SPARQS, you should
                                            undertake an independent
                                            investigation of Qualcomm as in your
                                            judgment is appropriate to make an
                                            informed decision with respect to an
                                            investment in Qualcomm Stock.

Historical Information....................  The following table sets forth the published high and low Market Prices
                                            of Qualcomm Stock during 1999, 2000,
                                            2001 and 2002 through May 8, 2002.
                                            The Market Price of Qualcomm Stock
                                            on May 8, 2002 was $29.43. We
                                            obtained the Market Prices and other
                                            information in the table below from
                                            Bloomberg Financial Markets, and we
                                            believe such information to be
                                            accurate. You
                                            should not take the historical
                                            prices of Qualcomm Stock as an
                                            indication of future performance.
                                            The price of Qualcomm Stock may
                                            decrease so that at maturity you
                                            will receive an amount of Qualcomm
                                            Stock worth less than the principal
                                            amount of the SPARQS. We cannot give
                                            you any assurance that the price of
                                            Qualcomm Stock will increase so that
                                            at maturity you will receive an
                                            amount of Qualcomm Stock worth more
                                            than the principal amount of the
                                            SPARQS. To the extent that the
                                            Market Price at maturity of shares
                                            of Qualcomm Stock at the Exchange
                                            Ratio is less than the Issue Price
                                            of the SPARQS and the shortfall is
                                            not offset by the coupon paid on the
                                            SPARQS, you will lose money on your
                                            investment.

                                                                           High       Low
                                                                           ----       ---
                                            (CUSIP 747525103)
                                            1999
                                            First Quarter.............  $  15.55   $   6.93
                                            Second Quarter............     35.88      15.58
                                            Third Quarter.............     48.41      34.86
                                            Fourth Quarter............    176.13      46.70
                                            2000
                                            First Quarter.............    179.31     110.56
                                            Second Quarter............    152.25      60.00
                                            Third Quarter.............     77.50      53.00
                                            Fourth Quarter............    104.44      61.50
                                            2001
                                            First Quarter.............     86.61      48.06
                                            Second Quarter ...........     70.99      43.88
                                            Third Quarter ............     68.34      44.89
                                            Fourth Quarter............     62.47      38.46
                                            2002
                                            First Quarter.............     52.05      32.50
                                            Second Quarter
                                              (through May 8, 2002)...     39.80      24.80

                                            Historical prices have been adjusted
                                            for a 2-for-1 stock split and a
                                            4-for-1 stock split, which became
                                            effective in the second and fourth
                                            quarters of 1999, respectively.

                                            Qualcomm has not paid cash dividends
                                            on Qualcomm Stock to date. We make
                                            no representation as to the amount
                                            of dividends, if any, that Qualcomm
                                            will pay in the future. In any
                                            event, as a holder of the SPARQS,
                                            you will not be entitled to receive
                                            dividends, if any, that may be
                                            payable on Qualcomm Stock.

Use of Proceeds and Hedging...............  The net proceeds we receive from the sale of the SPARQS will be used for
                                            general corporate purposes and, in
                                            part, by us or by one or more of our
                                            subsidiaries in connection with
                                            hedging our obligations under the
                                            SPARQS. See also "Use of Proceeds"
                                            in the accompanying prospectus.

                                            On or prior to the date of this
                                            pricing supplement, we, through our
                                            subsidiaries or others, expect to
                                            hedge our anticipated exposure in
                                            connection with the SPARQS by taking
                                            positions in Qualcomm Stock, in
                                            options contracts on Qualcomm Stock
                                            listed on major
                                            securities markets or positions in
                                            any other available securities or
                                            instruments that we may wish to use
                                            in connection with such hedging. In
                                            the event that we pursue such a
                                            hedging strategy, the price at which
                                            we are able to purchase such
                                            positions may be a factor in
                                            determining the pricing of the
                                            SPARQS. Purchase activity could
                                            potentially increase the price of
                                            Qualcomm Stock, and therefore
                                            effectively increase the level at
                                            which Qualcomm Stock must trade
                                            before you would receive at maturity
                                            an amount of Qualcomm Stock worth as
                                            much as or more than the principal
                                            amount of the SPARQS. Although we
                                            have no reason to believe that our
                                            hedging activity will have a
                                            material impact on the price of
                                            Qualcomm Stock, we cannot give any
                                            assurance that we will not affect
                                            such price as a result of our
                                            hedging activities. Through our
                                            subsidiaries, we are likely to
                                            modify our hedge position throughout
                                            the life of the SPARQS by purchasing
                                            and selling Qualcomm Stock, options
                                            contracts on Qualcomm Stock listed
                                            on major securities markets or
                                            positions in any other available
                                            securities or instruments that we
                                            may wish to use in connection with
                                            such hedging activities.

Supplemental Information Concerning
Plan of Distribution......................  Under the terms and subject to conditions contained in the U.S.
                                            distribution agreement referred to
                                            in the prospectus supplement under
                                            "Plan of Distribution," the Agent,
                                            acting as principal for its own
                                            account, has agreed to purchase, and
                                            we have agreed to sell, the
                                            principal amount of SPARQS set forth
                                            on the cover of this pricing
                                            supplement. The Agent proposes
                                            initially to offer the SPARQS
                                            directly to the public at the public
                                            offering price set forth on the
                                            cover page of this pricing
                                            supplement plus accrued interest, if
                                            any, from the Original Issue Date;
                                            provided that the price will be
                                            $         per SPARQS and the
                                            underwriting discounts and
                                            commissions will be $         per
                                            SPARQS for purchasers of 100,000 or
                                            more SPARQS in any single
                                            transaction, subject to the holding
                                            period requirements described below.
                                            The Agent may allow a concession not
                                            in excess of    % of the principal
                                            amount of the SPARQS to other
                                            dealers. We expect to deliver the
                                            SPARQS against payment therefor in
                                            New York, New York on May , 2002.
                                            After the initial offering of the
                                            SPARQS, the Agent may vary the
                                            offering price and other selling
                                            terms from time to time.

                                            Where an investor purchases 100,000
                                            or more SPARQS in a single
                                            transaction at the reduced price,
                                            approximately    % of the SPARQS
                                            purchased by the investor (the
                                            "Delivered SPARQS") will be
                                            delivered on the Settlement Date.
                                            The balance of approximately    %
                                            of the SPARQS (the "Escrowed
                                            SPARQS") purchased by the investor
                                            will be held in escrow at MS & Co.
                                            for the benefit of the investor and
                                            delivered to such investor if the
                                            investor and any accounts in which
                                            the investor may have deposited any
                                            of its Delivered SPARQS have held
                                            all of the Delivered SPARQS for 30
                                            calendar days following the Original
                                            Issue Date or any shorter period
                                            deemed appropriate by the Agent. If
                                            an investor or any account in which
                                            the investor has deposited any of
                                            its Delivered SPARQS fails to
                                            satisfy the holding period
                                            requirement, as determined by the
                                            Agent, all of the investor's
                                            Escrowed SPARQS will be forfeited by
                                            the investor and not delivered to
                                            it. The Escrowed SPARQS will instead
                                            be delivered
                                            to the Agent for sale to investors.
                                            This forfeiture will have the effect
                                            of increasing the purchase price per
                                            SPARQS for such investors to 100% of
                                            the principal amount of the SPARQS.
                                            Should investors who are subject to
                                            the holding period requirement sell
                                            their SPARQS once the holding period
                                            is no longer applicable, the market
                                            price of the SPARQS may be adversely
                                            affected. See also "Plan of
                                            Distribution" in the accompanying
                                            prospectus supplement.

                                            In order to facilitate the offering
                                            of the SPARQS, the Agent may engage
                                            in transactions that stabilize,
                                            maintain or otherwise affect the
                                            price of the SPARQS or Qualcomm
                                            Stock. Specifically, the Agent may
                                            sell more SPARQS than it is
                                            obligated to purchase in connection
                                            with the offering or may sell
                                            Qualcomm Stock it does not own,
                                            creating a naked short position in
                                            the SPARQS or Qualcomm Stock,
                                            respectively, for its own account.
                                            The Agent must close out any naked
                                            short position by purchasing the
                                            SPARQS or Qualcomm Stock in the open
                                            market. A naked short position is
                                            more likely to be created if the
                                            Agent is concerned that there may be
                                            downward pressure on the price of
                                            the SPARQS or Qualcomm Stock in the
                                            open market after pricing that could
                                            adversely affect investors who
                                            purchase in the offering. As an
                                            additional means of facilitating the
                                            offering, the Agent may bid for, and
                                            purchase, SPARQS or Qualcomm Stock
                                            in the open market to stabilize the
                                            price of the SPARQS. Any of these
                                            activities may raise or maintain the
                                            market price of the SPARQS above
                                            independent market levels or prevent
                                            or retard a decline in the market
                                            price of the SPARQS. The Agent is
                                            not required to engage in these
                                            activities, and may end any of these
                                            activities at any time. See "--Use
                                            of Proceeds and Hedging" above.

ERISA Matters for Pension Plans
and Insurance Companies...................  Each fiduciary of a pension, profit-sharing or other employee
                                            benefit plan subject to the Employee
                                            Retirement Income Security Act of
                                            1974, as amended ("ERISA"), (a
                                            "Plan") should consider the
                                            fiduciary standards of ERISA in the
                                            context of the Plan's particular
                                            circumstances before authorizing an
                                            investment in the SPARQS.
                                            Accordingly, among other factors,
                                            the fiduciary should consider
                                            whether the investment would satisfy
                                            the prudence and diversification
                                            requirements of ERISA and would be
                                            consistent with the documents and
                                            instruments governing the Plan.

                                            In addition, we and certain of our
                                            subsidiaries and affiliates,
                                            including MS & Co. and Morgan
                                            Stanley DW Inc. (formerly Dean
                                            Witter Reynolds Inc.) ("MSDWI"), may
                                            each be considered a "party in
                                            interest" within the meaning of
                                            ERISA, or a "disqualified person"
                                            within the meaning of the Internal
                                            Revenue Code of 1986, as amended
                                            (the "Code"), with respect to many
                                            Plans, as well as many individual
                                            retirement accounts and Keogh plans
                                            (also "Plans"). Prohibited
                                            transactions within the meaning of
                                            ERISA or the Code would likely
                                            arise, for example, if the SPARQS
                                            are acquired by or with the assets
                                            of a Plan with respect to which MS &
                                            Co., MSDWI or any of their
                                            affiliates is a service provider,
                                            unless the SPARQS are acquired
                                            pursuant to an exemption from the
                                            "prohibited transaction" rules. A
                                            violation of these "prohibited
                                            transaction" rules may result in an
                                            excise tax or other liabilities
                                            under ERISA and/or Section 4975 of
                                            the Code for such persons, unless
                                            exemptive relief is available under
                                            an applicable statutory or
                                            administrative exemption.

                                            The U.S. Department of Labor has
                                            issued five prohibited transaction
                                            class exemptions ("PTCEs") that may
                                            provide exemptive relief for direct
                                            or indirect prohibited transactions
                                            resulting from the purchase or
                                            holding of the SPARQS. Those class
                                            exemptions are PTCE 96-23 (for
                                            certain transactions determined by
                                            in-house asset managers), PTCE 95-60
                                            (for certain transactions involving
                                            insurance company general accounts),
                                            PTCE 91-38 (for certain transactions
                                            involving bank collective investment
                                            funds), PTCE 90-1 (for certain
                                            transactions involving insurance
                                            company separate accounts) and PTCE
                                            84-14 (for certain transactions
                                            determined by independent qualified
                                            asset managers).

                                            Because we may be considered a party
                                            in interest with respect to many
                                            Plans, the SPARQS may not be
                                            purchased or held by any Plan, any
                                            entity whose underlying assets
                                            include "plan assets" by reason of
                                            any Plan's investment in the entity
                                            (a "Plan Asset Entity") or any
                                            person investing "plan assets" of
                                            any Plan, unless such purchaser or
                                            holder is eligible for exemptive
                                            relief, including relief available
                                            under PTCE 96-23, 95-60, 91-38, 90-1
                                            or 84-14 or such purchase and
                                            holding is otherwise not prohibited.
                                            Any purchaser, including any
                                            fiduciary purchasing on behalf of a
                                            Plan, or holder of the SPARQS will
                                            be deemed to have represented, in
                                            its corporate and fiduciary
                                            capacity, by its purchase and
                                            holding thereof that it either (a)
                                            is not a Plan or a Plan Asset Entity
                                            and is not purchasing such
                                            securities on behalf of or with
                                            "plan assets" of any Plan or (b) is
                                            eligible for exemptive relief or
                                            such purchase or holding is not
                                            prohibited by ERISA or Section 4975
                                            of the Code.

                                            Under ERISA, assets of a Plan may
                                            include assets held in the general
                                            account of an insurance company
                                            which has issued an insurance policy
                                            to such plan or assets of an entity
                                            in which the Plan has invested.
                                            Accordingly, insurance company
                                            general accounts that include assets
                                            of a Plan must ensure that one of
                                            the foregoing exemptions is
                                            available. Due to the complexity of
                                            these rules and the penalties that
                                            may be imposed upon persons involved
                                            in non-exempt prohibited
                                            transactions, it is particularly
                                            important that fiduciaries or other
                                            persons considering purchasing the
                                            SPARQS on behalf of or with "plan
                                            assets" of any Plan consult with
                                            their counsel regarding the
                                            availability of exemptive relief
                                            under PTCE 96-23, 95-60, 91-38, 90-1
                                            or 84-14.

                                            In addition to considering the
                                            consequences of holding the SPARQS,
                                            employee benefit plans subject to
                                            ERISA (or insurance companies deemed
                                            to be investing ERISA plan assets)
                                            purchasing the SPARQS should also
                                            consider the possible implications
                                            of owning Qualcomm Stock upon
                                            exchange of the SPARQS at maturity.
                                            Purchasers of the SPARQS have
                                            exclusive responsibility for
                                            ensuring that their purchase and
                                            holding of the SPARQS do not violate
                                            the prohibited transaction rules of
                                            ERISA or the Code.

United States Federal Income Taxation.....  The following summary is based on the advice of Davis Polk & Wardwell,
                                            our special tax counsel ("Tax
                                            Counsel"), and is a general
                                            discussion of the principal
                                            potential U.S. federal income tax
                                            consequences to initial holders of
                                            the SPARQS purchasing the SPARQS at
                                            the Issue Price, who will hold the
                                            SPARQS as capital assets within the
                                            meaning of Section 1221 of the Code.
                                            This summary is based on the Code,
                                            administrative pronouncements,
                                            judicial decisions and currently
                                            effective and proposed Treasury
                                            Regulations, changes to any of which
                                            subsequent to the date of this
                                            pricing supplement may affect the
                                            tax consequences described herein.
                                            This summary does not address all
                                            aspects of U.S. federal income
                                            taxation that may be relevant to a
                                            particular holder in light of its
                                            individual circumstances or to
                                            certain types of holders subject to
                                            special treatment under the U.S.
                                            federal income tax laws (e.g.,
                                            certain financial institutions,
                                            tax-exempt organizations, dealers in
                                            options or securities, or persons
                                            who hold a SPARQS as a part of a
                                            hedging transaction, straddle,
                                            conversion or other integrated
                                            transaction). As the law applicable
                                            to the U.S. federal income taxation
                                            of instruments such as the SPARQS is
                                            technical and complex, the
                                            discussion below necessarily
                                            represents only a general summary.
                                            Moreover, the effect of any
                                            applicable state, local or foreign
                                            tax laws is not discussed.

                                            General

                                            Pursuant to the terms of the SPARQS,
                                            we and every holder of a SPARQS
                                            agree (in the absence of an
                                            administrative determination or
                                            judicial ruling to the contrary) to
                                            characterize a SPARQS for all tax
                                            purposes as an investment unit
                                            consisting of the following
                                            components (the "Components"): (A) a
                                            terminable contract (the "Terminable
                                            Forward Contract") that (i) requires
                                            the holder of the SPARQS (subject to
                                            the Morgan Stanley Call Right) to
                                            purchase, and us to sell, for an
                                            amount equal to $        (the
                                            "Forward Price"), Qualcomm Stock at
                                            maturity and (ii) allows us, upon
                                            exercise of the Morgan Stanley Call
                                            Right, to terminate the Terminable
                                            Forward Contract by returning to the
                                            holder the Deposit (as defined
                                            below) and paying to the holder an
                                            amount of cash equal to the
                                            difference between the Deposit and
                                            the Call Price; and (B) a deposit
                                            with us of a fixed amount of cash,
                                            equal to the Issue Price, to secure
                                            the holder's obligation to purchase
                                            Qualcomm Stock (the "Deposit"),
                                            which Deposit bears an annual yield
                                            of    % per annum, which yield is
                                            based on our cost of borrowing.
                                            Under this characterization, less
                                            than the full quarterly payments on
                                            the SPARQS will be attributable to
                                            the yield on the Deposit.
                                            Accordingly, the excess of the
                                            quarterly payments on the SPARQS
                                            over the portion of those payments
                                            attributable to the yield on the
                                            Deposit will represent payments
                                            attributable to the holders' entry
                                            into the Terminable Forward Contract
                                            (the "Contract Fees"). Furthermore,
                                            based on our determination of the
                                            relative fair market values of the
                                            Components at the time of issuance
                                            of the SPARQS, we will allocate 100%
                                            of the Issue Price of the SPARQS to
                                            the Deposit and none to the
                                            Terminable Forward Contract. Our
                                            allocation of the Issue Price among
                                            the Components will be binding on a
                                            holder of the SPARQS, unless such
                                            holder timely and explicitly
                                            discloses to the IRS that its
                                            allocation is different from
                                            ours. The treatment of the SPARQS
                                            described above and our allocation
                                            are not, however, binding on the IRS
                                            or the courts. No statutory,
                                            judicial or administrative authority
                                            directly addresses the
                                            characterization of the SPARQS or
                                            instruments similar to the SPARQS
                                            for U.S. federal income tax
                                            purposes, and no ruling is being
                                            requested from the IRS with respect
                                            to the SPARQS. Due to the absence of
                                            authorities that directly address
                                            instruments that are similar to the
                                            SPARQS, Tax Counsel is unable to
                                            render an opinion as to the proper
                                            U.S. federal income tax
                                            characterization of the SPARQS. As a
                                            result, significant aspects of the
                                            U.S. federal income tax consequences
                                            of an investment in the SPARQS are
                                            not certain, and no assurance can be
                                            given that the IRS or the courts
                                            will agree with the characterization
                                            described herein. Accordingly, you
                                            are urged to consult your tax
                                            advisor regarding the U.S. federal
                                            income tax consequences of an
                                            investment in the SPARQS (including
                                            alternative characterizations of the
                                            SPARQS) and with respect to any tax
                                            consequences arising under the laws
                                            of any state, local or foreign
                                            taxing jurisdiction. Unless
                                            otherwise stated, the following
                                            discussion is based on the treatment
                                            and the allocation described above.

                                            U.S. Holders

                                            As used herein, the term "U.S.
                                            Holder" means an owner of a SPARQS
                                            that is, for U.S. federal income tax
                                            purposes, (i) a citizen or resident
                                            of the United States, (ii) a
                                            corporation created or organized
                                            under the laws of the United States
                                            or any political subdivision thereof
                                            or (iii) an estate or trust the
                                            income of which is subject to United
                                            States federal income taxation
                                            regardless of its source.

                                            Tax Treatment of the SPARQS

                                            Assuming the characterization of the
                                            SPARQS and the allocation of the
                                            Issue Price as set forth above, Tax
                                            Counsel believes that the following
                                            U.S. federal income tax consequences
                                            should result.

                                            Quarterly Payments on the SPARQS. To
                                            the extent attributable to the yield
                                            on the Deposit, quarterly payments
                                            on the SPARQS will generally be
                                            taxable to a U.S. Holder as ordinary
                                            income at the time accrued or
                                            received in accordance with the U.S.
                                            Holder's method of accounting for
                                            U.S. federal income tax purposes. As
                                            discussed above, any excess of the
                                            quarterly payments over the portion
                                            thereof attributable to the yield on
                                            the Deposit will be treated as
                                            Contract Fees. Although the federal
                                            income tax treatment of Contract
                                            Fees is uncertain, we intend to take
                                            the position that any Contract Fees
                                            with respect to the SPARQS
                                            constitute taxable income to a U.S.
                                            Holder at the time accrued or
                                            received in accordance with the U.S.
                                            Holder's method of accounting for
                                            U.S. federal income tax purposes.

                                            Tax Basis. Based on our
                                            determination set forth above, the
                                            U.S. Holder's tax basis in the
                                            Terminable Forward Contract will be
                                            zero, and the U.S. Holder's tax
                                            basis in the Deposit will be 100% of
                                            the Issue Price.

                                            Settlement of the Terminable Forward
                                            Contract. Upon maturity of the
                                            Terminable Forward Contract, a U.S.
                                            Holder would, pursuant to the
                                            Terminable Forward Contract, be
                                            deemed to have applied the Forward
                                            Price toward the purchase of
                                            Qualcomm Stock, and the U.S. Holder
                                            would not recognize any gain or loss
                                            with respect to any Qualcomm Stock
                                            received. With respect to any cash
                                            received upon maturity (other than
                                            in respect of any accrued interest
                                            on the Deposit and, possibly, any
                                            accrued Contract Fees), a U.S.
                                            Holder would recognize gain or loss.
                                            The amount of such gain or loss
                                            would be the extent to which the
                                            amount of such cash received differs
                                            from the pro rata portion of the
                                            Forward Price allocable to the cash.
                                            Any such gain or loss would
                                            generally be capital gain or loss,
                                            as the case may be.

                                            With respect to any Qualcomm Stock
                                            received upon maturity, the U.S.
                                            Holder would have an adjusted tax
                                            basis in the Qualcomm Stock equal to
                                            the pro rata portion of the Forward
                                            Price allocable to it. The
                                            allocation of the Forward Price
                                            between cash and Qualcomm Stock
                                            should be based on the amount of the
                                            cash received (excluding cash in
                                            respect of any accrued interest on
                                            the Deposit and, possibly, any
                                            accrued Contract Fees) and the
                                            relative fair market value of
                                            Qualcomm Stock as of the Maturity
                                            Date. The holding period for any
                                            Qualcomm Stock received would start
                                            on the day after the maturity of the
                                            SPARQS.

                                            U.S. Holders should note that while
                                            any accrued but unpaid interest on
                                            the Deposit and any Contract Fees
                                            would be taxable as ordinary income,
                                            any gain or loss recognized upon the
                                            final settlement of the Terminable
                                            Forward Contract generally would be
                                            capital gain or loss. The
                                            distinction between capital gain or
                                            loss and ordinary gain or loss is
                                            potentially significant in several
                                            respects. For example, limitations
                                            apply to a U.S. Holder's ability to
                                            offset capital losses against
                                            ordinary income, and certain U.S.
                                            Holders may be subject to lower U.S.
                                            federal income tax rates with
                                            respect to long-term capital gain
                                            than with respect to ordinary gain.
                                            U.S. Holders should consult their
                                            tax advisors with respect to the
                                            treatment of capital gain or loss on
                                            a SPARQS.

                                            Sale, Exchange or Early Retirement
                                            of the SPARQS. Upon a sale or
                                            exchange of a SPARQS prior to the
                                            maturity of the SPARQS or upon their
                                            retirement prior to maturity
                                            pursuant to the Morgan Stanley Call
                                            Right, a U.S. Holder would recognize
                                            taxable gain or loss equal to the
                                            difference between the amount
                                            realized on such sale, exchange or
                                            retirement and the U.S. Holder's tax
                                            basis in the SPARQS so sold,
                                            exchanged or retired. Any such gain
                                            or loss would generally be capital
                                            gain or loss, as the case may be.
                                            Such U.S. Holder's tax basis in the
                                            SPARQS would generally equal the
                                            U.S. Holder's tax basis in the
                                            Deposit. For these purposes, the
                                            amount realized does not include any
                                            amount attributable to accrued but
                                            unpaid interest payments on the
                                            Deposit, which would be taxed as
                                            described under "--Quarterly
                                            Payments on the SPARQS" above. It is
                                            uncertain whether the amount
                                            realized
                                            includes any amount attributable to
                                            accrued but unpaid Contract Fees.
                                            U.S. Holders should consult their
                                            tax advisors regarding the treatment
                                            of accrued but unpaid Contract Fees
                                            upon the sale, exchange or
                                            retirement of a SPARQS.

                                            Possible Alternative Tax Treatments
                                            of an Investment in the SPARQS

                                            Due to the absence of authorities
                                            that directly address the proper
                                            characterization of the SPARQS, no
                                            assurance can be given that the IRS
                                            will accept, or that a court will
                                            uphold, the characterization and tax
                                            treatment described above. In
                                            particular, the IRS could seek to
                                            analyze the U.S. federal income tax
                                            consequences of owning a SPARQS
                                            under Treasury regulations governing
                                            contingent payment debt instruments
                                            (the "Contingent Payment
                                            Regulations").

                                            If the IRS were successful in
                                            asserting that the Contingent
                                            Payment Regulations applied to the
                                            SPARQS, the timing and character of
                                            income thereon would be
                                            significantly affected. Among other
                                            things, a U.S. Holder would be
                                            required to accrue as original issue
                                            discount income, subject to
                                            adjustments, at a "comparable yield"
                                            on the Issue Price. In addition, a
                                            U.S. Holder would recognize income
                                            upon maturity of the SPARQS to the
                                            extent that the value of Qualcomm
                                            Stock and cash (if any) received
                                            exceeds the adjusted issue price.
                                            Furthermore, any gain realized with
                                            respect to the SPARQS would
                                            generally be treated as ordinary
                                            income.

                                            Even if the Contingent Payment
                                            Regulations do not apply to the
                                            SPARQS, other alternative federal
                                            income tax characterizations or
                                            treatments of the SPARQS are also
                                            possible, and if applied could also
                                            affect the timing and the character
                                            of the income or loss with respect
                                            to the SPARQS. It is possible, for
                                            example, that a SPARQS could be
                                            treated as constituting a prepaid
                                            forward contract. Other alternative
                                            characterizations are also possible.
                                            Accordingly, prospective purchasers
                                            are urged to consult their tax
                                            advisors regarding the U.S. federal
                                            income tax consequences of an
                                            investment in the SPARQS.

                                            Backup Withholding and Information
                                            Reporting

                                            A U.S. Holder of a SPARQS may be
                                            subject to information reporting and
                                            to backup withholding in respect of
                                            the amounts paid to the U.S. Holder,
                                            unless such U.S. Holder provides
                                            proof of an applicable exemption or
                                            a correct taxpayer identification
                                            number, and otherwise complies with
                                            applicable requirements of the
                                            backup withholding rules. The
                                            amounts withheld under the backup
                                            withholding rules are not an
                                            additional tax and may be refunded,
                                            or credited against the U.S.
                                            Holder's U.S. federal income tax
                                            liability, provided the required
                                            information is furnished to the IRS.

                                                                         Annex A

                      Hypothetical Call Price Calculations

The following tables set forth sample calculations of the Call Price for hypothetical Call Dates of May 30, 2003, August 29, 2003 and November 30, 2003 (the scheduled Maturity Date) based on the following hypothetical terms:

     o    Original Issue Date: May 29, 2002

     o Interest Payment Dates: Each February 28, May 30, August 30 and November 30, beginning August 30, 2002

     o Yield to Call: 27.50% per annum (computed on the basis of a 360-day year of twelve 30-day months)

     o    Issue Price: $27.00 per SPARQS

     o    Interest Rate: 10% per annum

The Call Price with respect to any Call Date is an amount of cash per SPARQS such that the sum of the present values of all cash flows on each SPARQS to and including the Call Date (i.e., the Call Price and all of the interest payments on each SPARQS), discounted to the Original Issue Date from the applicable payment date at the hypothetical Yield to Call rate of 27.50% per annum, equals the Issue Price.

The Call Price in each of the hypothetical examples shown below is determined as follows:

     o The known cash flows on the SPARQS, i.e., the interest payments, are discounted to their present value on the Original Issue Date at the applicable Discount Factor, based on a rate equal to the Yield to Call. The sum of these present values equals the present value on the Original Issue Date of all of the interest payments payable on the SPARQS to and including the applicable Call Date.

          o For example, the present value of all of the interest payments for the hypothetical Call Date of May 30, 2003 is $2.3305 ($.6419 + $.5974 + $.5504 + $.5408).

     o Since the present value of all payments on the SPARQS to and including the Call Date must equal the Issue Price, we can determine the present value of the applicable Call Price by subtracting the sum of the present values of the interest payments from the Issue Price.

          o For example, for the hypothetical Call Date of May 30, 2003, the present value of the Call Price is $24.6695 ($27.00 - $2.3305).

     o The Call Price is then derived by determining the amount that, when discounted to the Original Issue Date from the applicable Call Date at the applicable Discount Factor, equals the present value of the Call Price.

          o For the hypothetical Call Date of May 30, 2003, the Call Price is therefore $31.4750, which is the amount that if paid on May 30, 2003 has a present value on the Original Issue Date of $24.6695, based on the applicable Discount Factor.

                                    o   o   o

The Call Prices calculated in the following tables are based upon the hypothetical terms set forth above and three sample Call Dates. The actual amount you will receive if we call the SPARQS will depend upon the actual terms of the SPARQS and the actual Call Date.

                           Call Date of May 30, 2003
                           -------------------------



                                                    Accrued but
                                                      Unpaid                                                      Years from
                                       Interest      Interest                     Total Cash      Days from     Original Issue
                       Issue Price     Payments     Received on    Call Price    Received on    Original Issue       Date
Payment Date              Paid         Received      Call Date     Received(1)   Payment Date       Date(2)      (Days(2)/360)
------------           -----------     --------     -----------    -----------   ------------   --------------  --------------
May 29, 2002            ($27.0000)       --              --           --            --                 0            0.00000

August 30, 2002           --             $.6825          --           --             $.6825           91             .25278

November 30,              --             $.6750          --           --             $.6750          181             .50278
2002

February 28, 2003         --             $.6600          --           --             $.6600          269             .74722

May 30, 2003              --             $.6900          --           --             $.6900          361            1.00278

Call Date (May            --             --              --          $31.4750      $31.4750          361            1.00278
30, 2003)

                                            Present Value
                                             at Original
                                            Issue Date of
                                            Cash Received
                             Discount        on Payment
                         Factor at Yield    Date at Yield
Payment Date                to Call(3)         to Call
------------             ---------------   --------------
May 29, 2002                  100.000%         --

August 30, 2002                94.044%          $.6419

November 30,                   88.502%          $.5974
2002

February 28, 2003              83.399%          $.5504

May 30, 2003                   78.378%          $.5408

Call Date (May                 78.378%        $24.6695
30, 2003)                                     --------

                                   Total:     $27.0000

Total amount received on the Call Date: $31.4750
Total amount received over the term of the SPARQS: $34.1825

----------

1 The Call Price is the dollar amount that has a present value of $24.6695 discounted to the Original Issue Date from the Call Date at the Yield to Call rate of 27.50%, so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $27.00.

2    Based upon a 360-day year of twelve 30-day months.

                          1
3    Discount Factor = -------- , where x is Years from Original Issue Date.
                       1.275(x)

                          Call Date of August 29, 2003
                          ----------------------------



                                                    Accrued but
                                                      Unpaid                                                      Years from
                                       Interest      Interest                     Total Cash      Days from     Original Issue
                       Issue Price     Payments     Received on    Call Price    Received on    Original Issue       Date
Payment Date              Paid         Received      Call Date     Received(1)   Payment Date       Date(2)      (Days(2)/360)
------------           -----------     --------     -----------    -----------   ------------   --------------  --------------
May 29, 2002            ($27.0000)       --             --            --            --                 0            0.00000

August 30, 2002           --             $.6825         --            --             $.6825           91             .25278

November 30,              --             $.6750         --            --             $.6750          181             .50278
2002

February 28, 2003         --             $.6600         --            --             $.6600          269             .74722

May 30, 2003              --             $.6900         --            --             $.6900          361            1.00278

August 29, 2003           --             --             $.6675        --             $.6675          450            1.25000

Call Date (August         --             --             --           $32.7555      $32.7555          450            1.25000
29, 2003)

                                            Present Value
                                             at Original
                                            Issue Date of
                                            Cash Received
                             Discount        on Payment
                         Factor at Yield    Date at Yield
Payment Date                to Call(3)         to Call
------------             ---------------   --------------
May 29, 2002                  100.000%         --

August 30, 2002                94.044%          $.6419

November 30,                   88.502%          $.5974
2002

February 28, 2003              83.399%          $.5504

May 30, 2003                   78.378%          $.5408

August 29, 2003                73.810%          $.4927

Call Date (August              73.810%        $24.1768
29, 2003)                                     --------

                                      Total:  $27.0000

Total amount received on the Call Date: $34.4230
Total amount received over the term of the SPARQS: $36.1305

----------

1 The Call Price is the dollar amount that has a present value of $24.1768 discounted to the Original Issue Date from the Call Date at the Yield to Call rate of 27.50%, so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $27.00.

2    Based upon a 360-day year of twelve 30-day months.

                           1
3    Discount Factor = -------- , where x is Years from Original Issue Date.
                       1.275(x)

                 Call Date of November 30, 2003 (Maturity Date)
                 ----------------------------------------------



                                                    Accrued but
                                                      Unpaid                                                      Years from
                                       Interest      Interest                     Total Cash      Days from     Original Issue
                       Issue Price     Payments     Received on    Call Price    Received on    Original Issue       Date
Payment Date              Paid         Received      Call Date     Received(1)   Payment Date       Date(2)      (Days(2)/360)
------------           -----------     --------     -----------    -----------   ------------   --------------  --------------
May 29, 2002            ($27.0000)       --             --            --            --                 0            0.00000

August 30, 2002           --             $.6825         --            --             $.6825           91             .25278

November 30,              --             $.6750         --            --             $.6750          181             .50278
2002

February 28, 2003         --             $.6600         --            --             $.6600          269             .74722

May 30, 2003              --             $.6900         --            --             $.6900          361            1.00278

August 30, 2003           --             $.6750         --            --             $.6750          451            1.25278

November 30,              --             --             $.6750        --             $.6750          541            1.50278
2003

Call Date                 --             --             --           $34.1479      $34.1479          541            1.50278
(November 30,
2003)

                                            Present Value
                                             at Original
                                            Issue Date of
                                            Cash Received
                             Discount        on Payment
                         Factor at Yield    Date at Yield
Payment Date                to Call(3)         to Call
------------             ---------------   --------------
May 29, 2002                 100.000%          --

August 30, 2002               94.044%           $.6419

November 30,                  88.502%           $.5974
2002

February 28, 2003             83.399%           $.5504

May 30, 2003                  78.378%           $.5408

August 30, 2003               73.760%           $.4979

November 30,                  69.413%           $.4685
2003

Call Date                     69.413%         $23.7031
(November 30,                                 --------
2003)

                                     Total:   $27.0000

Total amount received on the Call Date: $34.8229
Total amount received over the term of the SPARQS: $38.2054

----------

1 The Call Price is the dollar amount that has a present value of $23.7031 discounted to the Original Issue Date from the Call Date at the Yield to Call rate of 27.50%, so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $27.00.

2    Based upon a 360-day year of twelve 30-day months.

                           1
3    Discount Factor = -------- , where x is Years from Original Issue Date.
                       1.275(x)

                        MORGAN STANLEY DEAN WITTER & CO.